Exhibit 99.01
Valero Energy Corporation Reports Third Quarter Earnings
SAN ANTONIO, October 28, 2008 — Valero Energy Corporation (NYSE: VLO) today reported third quarter 2008 income from continuing operations of $1.2 billion, or $2.18 per share, which compares to $848 million, or $1.34 per share, in the third quarter of 2007. The third quarter 2008 results include the company’s pre-tax gain of $305 million on the sale of its Krotz Springs, Louisiana refinery to a subsidiary of Alon USA Energy, Inc., which was effective July 1, 2008. Excluding this gain, third quarter 2008 income from continuing operations was $982 million, or $1.86 per share. Due to long-term product supply agreements between Valero and Alon, the results of operations related to the Krotz Springs refinery have not been presented as discontinued operations.
Income from continuing operations for the nine months ended September 30, 2008, was $2.1 billion, or $4.02 per share, compared to $4.0 billion, or $6.66 per share, for the nine months ended September 30, 2007. Excluding the gain on the sale of the Krotz Springs refinery, income from continuing operations for the nine months ended September 30, 2008 was $2.0 billion, or $3.70 per share.
Third quarter 2008 operating income was $1.8 billion compared to $1.2 billion for the third quarter of 2007. Excluding the gain on the sale of the Krotz Springs refinery, the increase in operating income was mainly due to higher margins for distillate products, such as diesel and jet fuels. Partially offsetting the higher margins for distillate products was a decrease in margins for gasoline.
“As a result of our good earnings, our financial position has continued to improve,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “At the end of the third quarter, our net debt-to-capitalization ratio was 15.8%, one of the lowest in company history. In early October, Moody’s recognized our financial strength by raising our investment-grade credit rating from Baa3 to Baa2 with a stable outlook.
“Given the very uncertain economic environment, we have significantly reduced our capital spending. We estimate total capital spending for 2008 will be approximately $3.0 billion, down $800 million from our last update, and down $1.5 billion from our original budget of $4.5 billion. For 2009, we estimate capital spending will be $3.5 billion, also down $500 million from our previous guidance. We will continue to review our capital spending considering our opportunities and the economic outlook.”

Regarding uses of cash in the third quarter of 2008, the company’s capital spending was $749 million, of which $76 million was for turnaround expenditures. The company also used $78 million for dividend payments and spent $74 million to purchase 2 million shares of its common stock. In October, the company purchased an additional 8.3 million shares, taking the year-to-date total purchases to nearly 23 million shares, or more than 4% of shares outstanding at the beginning of this year.
“Looking at market fundamentals, a key item in the third quarter was the sharp drop in the price of crude oil, and this decline has obviously continued so far in the fourth quarter,” said Klesse. “The price of WTI light sweet crude oil began the third quarter at approximately $140 per barrel, but recently closed below $65 per barrel. Although the fall in crude oil prices has not translated into higher margins for all of Valero’s products, the lower crude oil prices have led to substantially lower retail pump prices, which is positive for consumers and demand for our products. The lower prices will also provide consumers a clearer view of the magnitude of the subsidies necessary to make alternative fuels competitive.
“Regarding third quarter product margins, conditions were very volatile. Low gasoline margins in July were followed by higher margins in August as production adjusted to demand. When the hurricanes hit the Gulf Coast and reduced refinery production, gasoline inventories fell to historically low levels, and margins responded, which increased average margins for the third quarter. In contrast to the volatile movement of gasoline margins, distillate margins remained very good throughout the third quarter as global supply and demand balances were tight. With winter approaching, we continue to expect excellent distillate margins even though worldwide economic activity is slowing.”
Margins for many of the company’s secondary products, such as asphalt, heavy fuel oil, petroleum coke, and petrochemical feedstocks, increased in the third quarter compared to the prior quarter as the cost of crude oil fell faster than the prices of those products. This favorable margin relationship continues as crude prices continue to fall.
“In our refining operations, the hurricanes certainly complicated matters,” said Klesse. “We had four refineries shutdown, but we were fortunate to avoid major damage from the hurricanes. We thank all of our employees for a dedicated and committed effort to return our refineries and most of our retail stores to normal operations as quickly as possible.
“Uncertainty in the financial markets and a pessimistic economic outlook have noticeably added to the inherent volatility in the refining industry. Valero’s stock price, like those of nearly all companies in the energy sector, has been hit hard. Obviously, we feel that our stock price has been beaten down unfairly when you consider our balance sheet strength, cash position, operations, and continuing profitability. You can expect us to maintain our balanced approach by investing in growth projects, paying off debt, buying back stock, and increasing dividends, but clearly we intend to hold much more cash than in the past.”

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and 2007 revenues of more than $95 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.1 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2)	$35,960	$23,699	$100,545	$66,656

Costs and Expenses:
Cost of Sales	32,506	20,810	91,848	55,630
Refining Operating Expenses	1,179	1,036	3,426	2,955
Retail Selling Expenses	201	190	579	561
General and Administrative Expenses	169	152	421	474
Depreciation and Amortization Expense	370	343	1,106	1,002
Gain on Sale of Krotz Springs Refinery (3)	(305)	—	(305)	—

Total Costs and Expenses	34,120	22,531	97,075	60,622

Operating Income	1,840	1,168	3,470	6,034

Other Income, Net (4)	36	145	71	157

Interest and Debt Expense:
Incurred	(112)	(148)	(335)	(347)
Capitalized	31	25	74	83

Income from Continuing Operations Before Income Tax Expense	1,795	1,190	3,280	5,927

Income Tax Expense	643	342	1,133	1,929

Income from Continuing Operations	1,152	848	2,147	3,998

Income from Discontinued Operations, Net of Income Taxes (1)	—	426	—	669

Net Income	$1,152	$1,274	$2,147	$4,667

Earnings per Common Share:
Continuing Operations	$2.21	$1.54	$4.08	$7.00
Discontinued Operations	—	0.77	—	1.17

Total	$2.21	$2.31	$4.08	$8.17

Weighted Average Common Shares
Outstanding (in millions)	522	551	526	571

Earnings per Common Share — Assuming Dilution:
Continuing Operations (5)	$2.18	$1.34	$4.02	$6.66
Discontinued Operations	—	0.75	—	1.14

Total	$2.18	$2.09	$4.02	$7.80

Weighted Average Common Shares Outstanding- Assuming Dilution (in millions)	529	564	535	587

	September 30,	December 31,
	2008	2007
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$2,767	$2,464

Total Debt	$6,475	$6,862

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007 (1)
Operating Income (Loss) by Business Segment:
Refining	$1,913	$1,259	$3,716	$6,362

Retail:
U.S.	81	54	120	115
Canada	26	20	86	68

Total Retail	107	74	206	183

Total Before Corporate	2,020	1,333	3,922	6,545
Corporate	(180)	(165)	(452)	(511)

Total	$1,840	$1,168	$3,470	$6,034

Depreciation and Amortization by Business Segment:
Refining	$331	$307	$998	$902

Retail:
U.S.	18	15	51	42
Canada	10	8	26	21

Total Retail	28	23	77	63

Total Before Corporate	359	330	1,075	965
Corporate	11	13	31	37

Total	$370	$343	$1,106	$1,002

Operating Highlights:
Refining:
Throughput Margin per Barrel	$13.11	$9.94	$10.80	$13.39

Operating Costs per Barrel:
Refining Operating Expenses	$4.96	$3.96	$4.72	$3.87
Depreciation and Amortization	1.39	1.17	1.38	1.18

Total Operating Costs per Barrel	$6.35	$5.13	$6.10	$5.05

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	565	594	580	633
Medium/Light Sour Crude	670	663	680	643
Acidic Sweet Crude	75	79	76	83
Sweet Crude	578	760	622	728
Residuals	282	265	242	261
Other Feedstocks	136	181	141	161

Total Feedstocks	2,306	2,542	2,341	2,509
Blendstocks and Other	281	302	306	286

Total Throughput Volumes	2,587	2,844	2,647	2,795

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,136	1,324	1,197	1,283
Distillates	906	932	920	919
Petrochemicals	66	84	74	83
Other Products (6)	464	495	449	507

Total Yields	2,572	2,835	2,640	2,792

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Refining Operating Highlights by Region (7):
Gulf Coast:
Operating Income (3)	$1,117	$763	$2,597	$3,781

Throughput Volumes (Mbbls per Day)	1,324	1,527	1,399	1,532

Throughput Margin per Barrel	$13.21	$10.49	$12.01	$13.80

Operating Costs per Barrel:
Refining Operating Expenses	$5.17	$3.98	$4.73	$3.69
Depreciation and Amortization	1.37	1.08	1.30	1.06

Total Operating Costs per Barrel	$6.54	$5.06	$6.03	$4.75

Mid-Continent (1):
Operating Income	$295	$233	$513	$807

Throughput Volumes (Mbbls per Day)	426	445	426	391

Throughput Margin per Barrel	$13.23	$10.35	$9.94	$13.10

Operating Costs per Barrel:
Refining Operating Expenses	$4.42	$3.52	$4.25	$4.17
Depreciation and Amortization	1.28	1.15	1.29	1.36

Total Operating Costs per Barrel	$5.70	$4.67	$5.54	$5.53

Northeast:
Operating Income	$387	$147	$357	$959

Throughput Volumes (Mbbls per Day)	552	566	545	572

Throughput Margin per Barrel	$13.53	$8.21	$8.50	$11.22

Operating Costs per Barrel:
Refining Operating Expenses	$4.55	$4.11	$4.69	$3.83
Depreciation and Amortization	1.36	1.27	1.42	1.25

Total Operating Costs per Barrel	$5.91	$5.38	$6.11	$5.08

West Coast:
Operating Income	$114	$116	$249	$815

Throughput Volumes (Mbbls per Day)	285	306	277	300

Throughput Margin per Barrel	$11.60	$9.82	$10.55	$15.84

Operating Costs per Barrel:
Refining Operating Expenses	$5.55	$4.24	$5.51	$4.48
Depreciation and Amortization	1.70	1.45	1.76	1.42

Total Operating Costs per Barrel	$7.25	$5.69	$7.27	$5.90

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Retail — U.S.:
Company-Operated Fuel Sites (Average)	984	956	961	959
Fuel Volumes (Gallons per Day per Site)	4,946	5,068	4,997	5,019
Fuel Margin per Gallon	$0.273	$0.197	$0.173	$0.174
Merchandise Sales	$292	$272	$819	$774
Merchandise Margin (Percentage of Sales)	29.8%	29.7%	30.0%	29.9%
Margin on Miscellaneous Sales	$24	$26	$74	$75
Selling Expenses	$134	$125	$375	$377

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,126	3,180	3,169	3,231
Fuel Margin per Gallon	$0.261	$0.238	$0.278	$0.235
Merchandise Sales	$56	$53	$156	$137
Merchandise Margin (Percentage of Sales)	28.6%	26.9%	28.5%	28.1%
Margin on Miscellaneous Sales	$10	$9	$29	$27
Selling Expenses	$67	$65	$204	$184

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$117.83	$75.48	$113.25	$66.12
WTI Less Sour Crude Oil (8)	$4.05	$3.00	$5.20	$4.00
WTI Less Mars Crude Oil	$5.26	$5.93	$6.40	$4.52
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$0.93	$(1.01)	$0.81	$0.15
WTI Less Maya Crude Oil	$11.36	$12.42	$16.39	$11.55

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$12.13	$12.20	$7.66	$17.12
No. 2 Fuel Oil Less WTI	$19.27	$10.82	$19.17	$11.86
Ultra-Low-Sulfur Diesel Less WTI	$23.91	$16.23	$24.38	$18.61
Propylene Less WTI	$7.21	$8.75	$(0.11)	$13.88
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.62	$20.17	$6.49	$22.13
Low-Sulfur Diesel Less WTI	$25.55	$22.41	$25.10	$22.78
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$5.80	$11.72	$4.40	$16.63
No. 2 Fuel Oil Less WTI	$19.86	$11.72	$20.85	$12.83
Lube Oils Less WTI	$89.33	$43.81	$51.75	$53.62
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$12.21	$14.22	$12.95	$27.18
CARB Diesel Less ANS	$23.87	$17.86	$25.39	$23.52

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2007, Valero Energy Corporation (Valero) sold its Lima Refinery to Husky Refining Company, a wholly owned subsidiary of Husky Energy Inc. The results of operations of the Lima Refinery for the six months of 2007 prior to its sale are reported as discontinued operations in the Statement of Income Data, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery. The sale resulted in a pre-tax gain of $827 million ($426 million after tax), which is included in “Income from Discontinued Operations, Net of Income Taxes” in the Statement of Income for the three and nine months ended September 30, 2007.

(2)	Includes excise taxes on sales by Valero’s U.S. retail system of $207 million and $207 million for the three months ended September 30, 2008 and 2007, respectively, and $605 million and $606 million for the nine months ended September 30, 2008 and 2007, respectively.

(3)	Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for any of the periods presented, and all refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for all periods presented. The pre-tax gain of $305 million on the sale of the Krotz Springs Refinery is included in the Gulf Coast operating income for the three and nine months ended September 30, 2008.

(4)	“Other Income, Net” for the three and nine months ended September 30, 2007 includes a $91 million pre-tax gain resulting from the repayment of a loan by a foreign subsidiary.

(5)	The calculation of earnings per common share assuming dilution for the three and nine months ended September 30, 2007 includes the effect of a $94 million deduction from net income representing cash paid in the third quarter of 2007 in final settlement of an accelerated share repurchase program entered into in the second quarter of 2007.

(6)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(7)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (for periods prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(8)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.